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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 4, 2005

                            WHOLE FOODS MARKET, INC.
             (Exact name of registrant as specified in its charter)

        TEXAS                    0-19797                    74-1989366
      (State of             (Commission File              (IRS Employer
    incorporation)               Number)              Identification Number)

                                550 BOWIE STREET
                               AUSTIN, TEXAS 78703
                    (Address of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 of the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

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ITEM 2.02       RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On May 4, 2005, the Company issued a press release announcing its results of operations for its second fiscal quarter ended April 10, 2005. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02 or Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

        (a) On February 7, 2005, the Office of the Chief Accountant of the SEC expressed views regarding certain operating lease accounting issues, including the recognition of rent during rent holidays, and their application under generally accepted accounting principles. Our management made a preliminary determination, in consultation with our independent registered public accounting firm, similar to other determinations by many other publicly-held retail and restaurant companies, that its methods of accounting for rent holidays and tenant improvement allowances, and of determining lives used in the calculation of depreciation of leasehold improvements and straight-line rent determination for certain leased properties, were not consistent with the views expressed by the SEC staff letter and other recent interpretations. On March 1, 2005, our Audit Committee concurred with management's assessment that the Company's accounting for these items was incorrect and determined that the Company's previously issued audited consolidated financial statements for fiscal 2002, 2003 and 2004 and the unaudited comparative 2003 and 2004 quarterly information should be restated. On March 2, 2005, we filed our first quarter report on Form 10-Q with restated information for the corresponding quarter in fiscal year 2004. On March 7, 2005, we filed a form 10-K/A with restated consolidated financial statements for fiscal years 2004, 2003 and 2002. These restatements were based on guidance and interpretations available at that time and reflected charges to earnings which, among other items, expensed rent incurred or allocated during the store construction period

        After the filing of our restated financial statements on March 7, 2005, our independent registered accounting firm notified us that the SEC had determined that capitalization of land or building rent during the construction period into the historical cost of constructed assets is acceptable. Subsequent interpretations of this SEC guidance by the Company's and other independent registered accounting firms indicate that a company's previous practice of accounting for rent during the construction period should be followed in the restatement. This guidance was not available to the Company at the time of the first restatement. After consultation with our management and independent registered accounting firm, our Audit Committee, at a meeting on May 4, 2005, determined that it was therefore appropriate to restate the Company's previously issued financial statements to return to and continue the Company's previous practice of capitalizing rent during the construction period.

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        The return of the Company to its previous accounting practice reduces the lease accounting charge for first quarter of fiscal year 2005 from $0.04 to $0.02 per diluted share and the charge for fiscal year 2004 from $0.11 to $0.06 per diluted share. The remaining charge primarily reflects the additional pre-opening costs and depreciation of the asset resulting from rent allocated to the construction period.

        As a result of the Company's determination to restate its consolidated financial statements as discussed above, the financial statements included in the Company's Annual Report on Amendment No. 1 to Form 10-K/A for fiscal 2004 and first quarter report for fiscal year 2005 on Form 10-Q should no longer be relied upon. The Company will file Amendment No. 2 to Form 10-K/A and Form 10-Q/A for the first quarter of fiscal year 2005 with restated consolidated financial statements, and the Company's Forms 10-Q for the second, third and fourth quarters of fiscal 2005 will reflect the restated information for the corresponding quarters in fiscal 2004.

        We issued a press release on May 4, 2005 regarding the restatement described in Item 4.02 above. A copy of the press release is furnished herewith as Exhibit 99.2.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

        99.1 Press release, dated May 4, 2005, regarding second quarter results of operations.
        99.2    Press release, dated May 4, 2005, regarding restatement.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                                    WHOLE FOODS MARKET, INC.

Date: May 4, 2005                   By:  /s/  Glenda Flanagan
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                                         Glenda Flanagan
                                         Executive Vice President and
                                         Chief Financial Officer

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